UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2010
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On April 29, 2009, we issued an earnings flash announcing preliminary results of operations for fiscal 2010. The press release issued by us in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.
EBITDA
In our press release, we disclosed estimated adjusted EBITDA in excess of $115 million for the year ended March 31, 2010. Estimated EBITDA is a non-GAAP financial measure, as defined in Regulation G promulgated by the SEC. A reconciliation of both estimated EBITDA and estimated adjusted EBITDA, as defined to net income, is included in Exhibit 99.1.
Estimated EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. Estimated adjusted EBITDA represents estimated EBITDA, as defined above, adjusted for stock based compensation, EBITDA attributable to non-controlling interest, certain non-recurring charges            and non-risk prints and advertising expense. Stock based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Non-recurring charges represent legal and other professional fees associated with a shareholder activist matter. . Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that we funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. We believe estimated EBITDA, as defined, and estimated adjusted EBITDA, as defined, to be a meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. Presentation of estimated EBITDA, as defined, and estimated adjusted EBITDA, as defined, are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider estimated EBITDA, as defined, and estimated adjusted EBITDA, as defined, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. Estimated EBITDA, as defined and estimated adjusted EBITDA, as defined, do not reflect cash available to fund cash requirements. Not all companies calculate estimated EBITDA, as defined or estimated adjusted EBITDA, as defined, in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 29, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2010	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer

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